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                                                                    EXHIBIT 23.5

     We have issued our report dated November 8, 1996, accompanying the financial statements of Fastway, Inc. for the year ended August 31, 1996, contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".

                                            TRAVIS, WOLFF & COMPANY, L.L.P.

Dallas, Texas
January 16, 1998